Exhibit 99.1

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President and Chief Financial Officer	Associate Vice President, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

Salix Pharmaceuticals And Alfa Wassermann Announce License Agreement For A New Extended Intestinal Release Formulation Of Rifaximin

EIR (Extended Intestinal Release) Formulation of Rifaximin to be Studied for Crohn’s Disease

RALEIGH, NC, August 8, 2012 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) and Alfa Wassermann S.p.A. today announced that they have entered into an exclusive agreement by which Salix has licensed rights in the United States and Canada to an extended intestinal release (EIR) formulation of rifaximin for gastrointestinal and respiratory indications, including Crohn’s disease. The EIR formulation of rifaximin has been designed to release the active drug following passage through the stomach and provide a homogeneous distribution of rifaximin in the intestinal tract. The EIR formulation of rifaximin was designed to provide an efficient delivery of rifaximin and will be studied for its potential to target difficult to treat diseases of the intestinal tract such as Crohn’s disease.

Financial terms of the transaction include a $10 million up-front payment and a $25 million development milestone payment upon NDA approval of an EIR formulation rifaximin product for Crohn’s disease. Salix also will pay sales-based milestones in respect of EIR formulation rifaximin products for Crohn’s disease, if sales targets are achieved, plus royalties on product sales of all EIR formulation rifaximin products. Alfa Wassermann will manufacture Salix’s requirements of EIR formulation rifaximin products.

Commenting on the transaction, Carolyn Logan, President and CEO, Salix, stated, “We believe gastrointestinal-specific oral antibiotic rifaximin has the potential to treat numerous gastrointestinal diseases. In particular, we believe the EIR formulation we are acquiring in this transaction could be ideally suited to treat patients with Crohn’s disease. Earlier this year in the Journal of Gastroenterology, promising results were published of a Phase 2 Study which indicate that EIR rifaximin might be beneficial in inducing remission in patients with moderately active Crohn’s disease. We intend to further develop EIR rifaximin with the goal of securing FDA approval to market EIR rifaximin for the treatment of Crohn’s disease.”

Salix is receiving the rights to EIR formulation rifaximin products as part of a restructuring of long-standing arrangements between Alfa Wassermann and Salix for the development and commercialization of rifaximin products in the United States and Canada for gastrointestinal and respiratory indications. The restructuring does not affect arrangements for the rifaximin products currently approved in the Salix territory, nor for any product for treatment of irritable bowel syndrome that might be approved in the future. Under the new arrangements, Salix has provided Alfa Wassermann with rights to obtain a license to develop and commercialize, outside the United States and Canada for gastrointestinal and respiratory indications, formulations of rifaximin currently being developed by Salix and other new formulations of rifaximin that Salix may develop in the future.

About XIFAXAN® (rifaximin)

Rifaximin is a gut-selective antibiotic with negligible systemic absorption and broad-spectrum activity in vitro against both gram-positive and gram-negative pathogens. Rifaximin has a similar tolerability profile to that of placebo.

Important Safety Information

XIFAXAN® (rifaximin) 550 mg tablets

XIFAXAN 550 mg is indicated for reduction in risk of overt hepatic encephalopathy (HE) recurrence in patients ≥ 18 years of age. In the trials of XIFAXAN for HE, 91% of the patients were using lactulose concomitantly. XIFAXAN has not been studied in patients with MELD scores > 25, and only 8.6% of patients in the controlled trial had MELD scores over 19. There is increased systemic exposure in patients with more severe hepatic dysfunction. Therefore, caution should be exercised when administering XIFAXAN to patients with severe hepatic impairment (Child-Pugh C).

XIFAXAN is contraindicated in patients with a hypersensitivity to rifaximin, any of the rifamycin antimicrobial agents, or any of the components in XIFAXAN. Hypersensitivity reactions have included exfoliative dermatitis, angioneurotic edema, and anaphylaxis.

Clostridium difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including XIFAXAN, and may range in severity from mild diarrhea to fatal colitis. Treatment with antibacterial agents alters the normal flora of the colon which may lead to overgrowth of C. difficile. If CDAD is suspected or confirmed, ongoing antibiotic use not directed against C. difficile may need to be discontinued.

The most common adverse reactions occurring in >8% of patients in the clinical study were edema peripheral (15%), nausea (14%), dizziness (13%), fatigue (12%), ascites (11%), muscle spasms (9%), pruritus (9%), and abdominal pain (9%).

XIFAXAN® (rifaximin) 200 mg tablets

Rifaximin tablets 200 mg, which Salix markets in the United States under the trade name XIFAXAN® (rifaximin) tablets 200 mg, currently is approved for the treatment of patients, 12 years of age or older, with travelers’ diarrhea (TD) caused by non–invasive strains of Escherichia coli. XIFAXAN should not be used in patients with diarrhea complicated by fever or blood in the stool or diarrhea due to pathogens other than Escherichia coli. XIFAXAN should be discontinued if diarrhea symptoms get worse or persist more than 24–48 hours, and alternative antibiotic therapy should be considered. In clinical trials, XIFAXAN was generally well-tolerated. The most common side effects (vs. placebo) were flatulence 11.3 percent (versus 19.7 percent), headache 9.7 percent (versus 9.2 percent), abdominal pain 7.2 percent (versus 10.1 percent) and rectal tenesmus 7.2 percent (versus 8.8 percent).

Rifaximin has been used in Italy for 25 years and is approved and sold in 33 countries under various trademarks. Salix acquired rights to market rifaximin in North America from Alfa Wassermann S.p.A., headquartered in Bologna, Italy.

About Crohn’s Disease

According to the Crohn’s and Colitis Foundation of America (CCFA), Crohn’s disease affects as many as 700,000 Americans. Men and women are equally likely to be affected, and while the disease can occur at any age, Crohn’s disease is more prevalent among adolescents and young adults between the ages of 15 and 35. The causes of Crohn’s disease are not well understood. Diet and stress can aggravate Crohn’s disease, but they do not cause the disease on their own. Recent research suggests hereditary, genetics, bacteria and/or environmental factors contribute to the development of Crohn’s disease.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets XIFAXAN® (rifaximin) tablets 200 mg and 550 mg, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO® (mesalamine) extended-release capsules 0.375 g, METOZOLV® ODT (metoclopramide HCl), RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection, SOLESTA®, DEFLUX®, PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® (Azathioprine) Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam, RELISTOR® , Lumacan® and rifaximin for additional indications are under development.

For full prescribing information and important safety information on Salix products, including BOXED WARNINGS for OSMOPREP and METOZOLV, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at 919 862-1000.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Face book page and web site is not incorporated in our SEC filings.

Please Note: The materials provided herein contain projections and other forward–looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global industry; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational NDAs; post-marketing approval regulation; market acceptance for approved products; and generic and other competition in an increasingly global industry. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.